CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 ("Registration Statement") of our report dated August 16, 2005 relating to the financial statements and financial highlights for each of the ten funds constituting The Preferred Group of Mutual Funds which appears in the June 30, 2005 Annual Report to Shareholders of The Preferred Group of Mutual Funds, which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Financial Statements" and in Appendix A "Form of Agreement and Plan of Reorganization" under the heading "Representations and Warranties" in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm and Financial Statements" included in Form N-1A of The Preferred Group of Mutual Funds dated November 1, 2005 which is incorporated by reference into such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 10, 2006